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                                                                   Exhibit 10.5


                               PANGEA SYSTEMS, INC

                      CHANGE OF CONTROL AND RETENTION PLAN


                                   ARTICLE 1.

                PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

     (a) PURPOSES. It is expected that Pangea Systems, Inc. (the "Company"), from time to time, will consider the possibility of a Change of Control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee or Executive and can cause the Employee or Executive to consider alternative employment opportunities. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee or Executive with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders. Further, the Board believes that it is in the best interests of the Company and its shareholders to provide an attractive compensation package to attract and retain key personal. In order to provide the Employee or Executive with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee or Executive with certain benefits upon a Change of Control and certain severance benefits upon the Employee's or Executive's termination of employment following a Change of Control.

     (b) ESTABLISHMENT OF PLAN. As of the Effective Date, the Company hereby establishes this Plan, as set forth in this document.

     (c) APPLICABILITY OF PLAN. Subject to the terms of this Plan, the benefit provided by this Plan shall be available to all Employees and Executives of the Company.

     (d) CONTRACTUAL RIGHT TO BENEFITS. This Plan establishes and vests in each Employee and Executive a contractual right to the benefits to which he or she is entitled pursuant to the terms thereof, enforceable by the Employee and Executive against the Company.

                                   ARTICLE 2.

                          DEFINITIONS AND CONSTRUCTION

         Whenever used in the Plan, the following terms shall have the meanings set forth below.

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     (a) CAUSE. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee or Executive in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee or Executive, (ii) Employee's or Executive's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee or Executive which constitutes misconduct and is injurious to the Company, and (iv) continued willful violations by the Employee or Executive of the Employee's or Executive's obligations to the Company after there has been delivered to the Employee or Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Employee or Executive has not substantially performed his duties.

     (b) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

         (i) the approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

        (ii) any approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company -of all or substantially all of the Company's assets; or

       (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

     (c) EMPLOYEE. "Employee" shall mean an employee of the Company who is not an Executive.

     (d) EXECUTIVE. "Executive" shall mean an officer of the Company of the vice-presidential level or above, any non-employee director and those persons designated by the Board as listed on Exhibit A, which may be amended from time to time.

     (e) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean (i) without the Employee's or Executive's express written consent, a significant reduction of the Employee's or Executive's duties, position or responsibilities relative to the Employee's or Executive's duties, position or responsibilities in effect immediately prior to the


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Change of Control, or the removal of the Employee or Executive from such position, duties and responsibilities, unless the Employee or Executive is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an "Involuntary Termination; (ii) without the Employee's or Executive's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Employee or Executive immediately prior to the Change of control; (iii) a reduction by the Company of the Employee's or Executive's base salary as in effect immediately prior to the Change of Control; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee or Executive is entitled immediately prior to the Change of Control with the result that the Employee's or Executive's overall benefits package is significantly reduced; (v) without the Employee's or Executive's express written consent, the relocation of the Employee or Executive to a facility or a location more than thirty-five (35) miles from his current location; (vi) any purported termination of the Employee or Executive by the Company which is not effected for Cause for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Plan, by any successors contemplated in Section 5 below.

     (f) OPTION. "Option" shall mean an option granted by the Board pursuant to the Company's 1996 Equity Incentive Plan.

     (g) PLAN. "Plan" shall mean this Change of Control and Retention Plan.

     (h) TERMINATION DATE. "Termination Date" shall mean the effective date of any notice of termination delivered by one party to the other hereunder.

                                   ARTICLE 3.

                                  TERM OF PLAN

         TERM OF PLAN. This Plan shall terminate upon the date that all obligations of the parties hereto under this Plan have been satisfied.

                                   ARTICLE 4.

                    CHANGE OF CONTROL AND SEVERANCE BENEFITS

     (a) OPTION ACCELERATION UPON A CHANGE OF CONTROL FOR EMPLOYEES AND EXECUTIVES. In the event of a Change of Control, each Option granted to an Employee or Executive shall be assumed or an equivalent option substituted by the successor


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corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or its parent or subsidiary refuses to assume or substitute for the Option, the Employee or Executive shall fully vest in and have the right to exercise the Option, including shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Company shall notify the Employee or Executive in writing at least fifteen (15) days prior to the Change of Control that the Option shall be fully exercisable (contingent upon the Change of Control) for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each share subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the merger or sale of assets. Notwithstanding the above, if it is determined by the Company's independent public accountants (the "Accountants") that such acceleration would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then the vesting and exercisability of the Options shall not accelerate pursuant to this Section 4(a).

     (b) OPTION ACCELERATION UPON A CHANGE OF CONTROL FOR EXECUTIVE'S. Upon a Change of Control, the vesting and exercisability of each Option granted to an Executive by the Company (the "Options") shall be automatically accelerated as to 50% of the shares subject thereto at the time of the Change of Control, but which are not vested at such time; provided, however, that if it is determined by the Company's Accountants that such acceleration would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then the vesting and exercisability of the Options shall not accelerate pursuant to this Section 4(b).

     (c) TERMINATION OF EXECUTIVES FOLLOWING A CHANGE OF CONTROL. If the Executive's employment with the Company terminates as a result of an Involuntary Termination within twelve (12) months of a Change in Control, the vesting and exercisability of each Option granted to an Executive by the Company shall be


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automatically accelerated as to 50% of the shares subject thereto at the
Termination Date, but which are not vested at such time; provided, however, that if it is determined by the Company's Accountants that such acceleration would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then the vesting and exercisability of the Options shall not accelerate pursuant to this Section 4(c).

     (d) TERMINATION OF EMPLOYEES FOR CAUSE. If an Employee's or Executive's employment with the Company is terminated for Cause, the Employee or Executive shall be permitted to exercise the Option for those shares underlying the Option that have vested prior to the Termination Date; provided, however, that the Employee or Executive exercises the option within 30 days of the Termination Date. Notwithstanding the forgoing, if it is determined by the Company's Accountants that the Section 4(d) would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then this Section 4(d) shall be of no effect.

                                   ARTICLE 5.

                                  SUCCESSORS

         COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Plan and agree expressly to perform the Company's obligations under this Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Plan, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Article or which becomes bound by the terms of this Plan by operation of law.

                                   ARTICLE 6.

                           GOLDEN PARACHUTE EXCISE TAX
                        AND NON-DEDUCTIBILITY LIMITATIONS

     (a) BENEFITS CAP. In the event that the benefits under this Plan, when aggregated with any other payments or benefits received by an Employee or Executive, or to be received by an Employee or Executive, would (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) but for this provision, would be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision, then the Employee's or Executive's Plan benefits shall be


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reduced to such lesser amount or degree as would result in no portion of such benefits being subject to the excise tax under Section 4999 of the Code.

     (b) DETERMINATION. Unless the Company and the Employee or Executive otherwise agree in writing, any determination required under this Article shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon the Employee or Executive and the Company for all purposes. For purposes of making the calculations required by this Article, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretation concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee or Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Article. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article.

                                   ARTICLE 7.

                                   NOTICES

     (a) GENERAL. Notices and all other communications contemplated by this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee or Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     (b) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Employee or Executive as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee or Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee or Executive hereunder or preclude the Employee or Executive from asserting such fact or circumstance in enforcing his rights hereunder.


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                                   ARTICLE 8.

                                  ARBITRATION

     (a) Any dispute or controversy arising out of, relating to, or in connection with this Plan, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Alameda County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. By signing and delivering to the Company the Notice of Participation, the Employee or Executive consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Plan or relating to any arbitration in which the parties are participants.

     (c) The Company and Employee or Executive shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

     (d) Nothing in this Section modifies Employee's or Executive's at-will employment status. Either Employee or Executive, or the Company can terminate the employment relationship at any time, with or without cause.

     (e) SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS PLAN, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EMPLOYEE'S OR EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/ EMPLOYEE OR EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

        (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL

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MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR
PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

       (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, ET SEQ.;

      (iii) ANY AND ALL CLAIM ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.


                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

     (a) AT-WILL EMPLOYMENT. The Company and the Employee or Executive acknowledge that the Employee's or Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's or Executive's employment terminates for any reason, the Employee or Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

     (b) NO DUPLICATIVE BENEFITS. To the extent that the terms of an Employee's or Executive's Offer Letter provide for acceleration of options under terms substantially similar to those in Sections 4(b) and (c) hereof, no duplicative benefits shall be conferred upon such Employee or Executive.

     (c) NO DUTY TO MITIGATE. The Employee or Executive shall not be required to mitigate the amount of any payment contemplated by this Plan, nor shall any such payment be reduced by any earnings that the Employee or Executive may receive from any other source.

     (d) WAIVER. No provision of this Plan may be modified, waived or discharged unless the modification, waiver or discharge is agreed to by the Board. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Plan by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time,


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     (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Plan shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

     (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (g) EMPLOYMENT TAXES. All payments made pursuant to this Plan shall be subject to withholding of applicable income and employment taxes.

     (h) COUNTERPARTS. This Plan may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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                                    EXHIBIT A

         Peter Karp